                                                                     EXHIBIT 4.3

                                 [FACE OF NOTE]

THIS NOTE IS NOT GUARANTEED BY THE UNITED STATES AND DOES NOT CONSTITUTE A DEBT OR OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED                                      CUSIP No.:                             PRINCIPAL AMOUNT:
No. FLR-________                                ___________                            ________________

                                  NATIONAL CONSUMER COOPERATIVE BANK

                                  MEDIUM-TERM SENIOR NOTE, SERIES B
                                           (FLOATING RATE)
INTEREST RATE BASIS
OR BASES:                                 ORIGINAL ISSUE DATE:                  STATED MATURITY DATE:

      IF LIBOR:                            IF CMT RATE:
         [ ]LIBOR Reuters                    Designated CMT Telerate Page:
             Page:                               If Telerate Page 7052:
         [ ]LIBOR Telerate
             Page:                               [ ] Weekly Average
         Designated LIBOR Currency:              [ ] Monthly Average
                                             Designated CMT Maturity Index:


INDEX MATURITY:                           INITIAL INTEREST RATE:  %             INTEREST PAYMENT DATE(S):
                                                                                :


SPREAD (PLUS OR MINUS):                   INITIAL INTEREST RESET DATE:          REGULAR RECORD DATE(S):



SPREAD MULTIPLIER:                         OPTIONAL REPAYMENT DATE(S):               INTEREST RESET DATES:



INITIAL REDEMPTION DATE:                   INITIAL REDEMPTION PERCENTAGE:            ANNUAL REDEMPTION PERCENTAGE REDUCTION:

CALCULATION AGENT:                         EXCHANGE RATE AGENT:                      DAY COUNT CONVENTION:
                                                                                     [   ] 30/360 for the period
                                                                                           from  ________ to_________ .
                                                                                     [   ] Actual/360 for the period from
                                                                                           _______ to_________

MAXIMUM INTEREST RATE:                     MINIMUM INTEREST RATE:                    [   ] Actual/Actual for the period from
                                                                                           ________ to ________.

AUTHORIZED                                 [ ] CHECK IF ORIGINAL ISSUE               Applicable Interest Rate Basis
DENOMINATION                               DISCOUNT NOTE                             (if interest is calculated with reference
(if other than $1,000 and integral              Issue Price:     %                   to two or more Interest Rate Bases):
multiples thereof):



SPECIFIED CURRENCY:                        ADDENDUM ATTACHED:                        OTHER/ADDITIONAL PROVISIONS:
[ ] United States Dollars                  [   ] Yes                                 [ ] Yes
[ ] Other:                                 [   ] No                                  [ ] No


     National Consumer Cooperative Bank, a corporation duly organized and existing under the laws of the United States (the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the
Principal Amount of        , on the Stated Maturity Date specified above (or any
Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof or in an Addendum hereto with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder (the "Holder") of this Note on the Regular Record Date with respect to such second Interest Payment Date.

     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes, as defined on the reverse hereof) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (unless otherwise specified on the face hereof) (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the close of business on any Regular Record Date and, instead, shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

     Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon delivery of a duly completed election form as contemplated on the reverse hereof) at the office or agency maintained by the Issuer for that purpose in the Borough of

Manhattan, The City of New York, currently the office of Bank One Trust Company, N.A. (the "Trustee"), located at 14 Wall Street, 8th Floor, New York, New York 10005, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Issuer may determine; provided, however, that if the Specified Currency specified above is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office or agency maintained by the Issuer in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Issuer or, at the option of the Issuer, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

     If any Interest Payment Date other than the Maturity Date falls on a day that is not a Business Day, the required payment of interest shall be made on the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest, shall be made on the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest shall accrue from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

     As used herein, "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided, however, that if the Specified Currency is other than United States dollars, such day is also a Business Day in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that if LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "Principal Financial Center" means the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney (and, solely with respect to the Specified Currency, Melbourne), Frankfurt, Amsterdam, Milan, London and Zurich, respectively.

     The Issuer is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency or, (i) if such Specified Currency (other than Euro) is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts or, (ii) if such currency is Euro, in such other coin or currency which at the time of payment is then legal tender in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union. If the Specified Currency is other than United States dollars, except as otherwise provided below, any such amounts so payable by the Issuer will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the Holder of this Note.

     If the Specified Currency is other than United States dollars, the Holder of this Note may elect to receive any amount payable hereunder in such Specified Currency. If the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent or one of the Agents) selected by the Exchange Rate Agent and approved by the Issuer for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments.

     If the Specified Currency is other than United States dollars, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

     If the Specified Currency is other than United States dollars or a composite currency and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, but the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, the Issuer will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) determined by the Exchange Rate Agent on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

     The Issuer agrees to indemnify the Holder of any Note against any loss incurred by such Holder as a result of any judgment or order being given or made against the Issuer for any amount due hereunder and such judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Holder, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such Holder, as the case may be. The foregoing indemnity constitutes a separate and independent obligation of the Issuer and continues in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, National Consumer Cooperative Bank has caused this Note to be duly executed by one of its duly authorized officers.

                                              NATIONAL CONSUMER COOPERATIVE BANK


                                              By
                                                  ------------------------------
                                                  Name:
                                                  Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of
the series designated therein referred
to in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, N.A.,
as Trustee

By
   -----------------------------------
          Authorized Signatory

                       NATIONAL CONSUMER COOPERATIVE BANK

                        MEDIUM-TERM SENIOR NOTE, SERIES B
                                 (FLOATING RATE)

     This Note is one of a duly authorized series of Securities (the "Securities") of the Issuer issued and to be issued under an Indenture, dated as of January 15, 1997, as amended, modified or supplemented from time to time (the "Indenture"), between the Issuer and Bank One Trust Company, N.A. (as successor trustee to The First National Bank of Chicago), as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This
Note is one of the series of Securities designated as "Medium-Term Senior Notes, Series B" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

     This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 or other Authorized Denomination specified on the face hereof.

     This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Maturity Date.

     This Note will be subject to redemption at the option of the Issuer on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such other minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. The "Redemption Price" shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Issuer in the name of the Holder hereof upon the presentation and surrender hereof.

     This Note will be subject to repayment at the option of the Holder prior to its Stated Maturity Date on any Optional Repayment Date(s), if any, indicated above. If no Optional

Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in an amount equal to $1,000 or any integral multiple thereof (provided that any remaining principal amount shall be an Authorized Denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Holder must give to the Trustee not less than 30 days' nor more than 60 days' notice. This notice shall consist of either (i) this Note with the form entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, setting forth the name of the Holder, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note, together with the duly completed form entitled "Option to Elect Repayment," will be received by the Trustee not later than the fifth Business Day after the date of telegram, facsimile transmission or letter; provided, however, that the telegram, facsimile transmission or letter shall only be effective if this Note and the form, duly completed, are received by the Trustee by the fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If this Note is specified on the face hereof to be an Original Issue Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and
(2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

     For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

     Unless the face hereof specifies that either "Other/Additional Provisions" or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a "Floating Rate Note" and, except as set forth below or specified on the face hereof or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

     The interest rate borne by this Note will be determined as follows:

     Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and the next succeeding London Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

     The interest rate applicable to the period for which interest is being calculated commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, although such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate

Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Unless otherwise specified on the face hereof or in an Addendum hereto, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below.

     CD Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the heading "CDs (secondary market)", or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as in H.15 Daily Update (as hereinafter defined), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)". If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent (which may include one or more of the Agents or their affiliates) for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     CMT Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not so provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified on the face hereof, page 7052.

     "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, 2 years.

     Commercial Paper Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as published in H.15(519) under the caption "Commercial Paper-Nonfinancial" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-Nonfinancial". If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent (which may include one or more of the Agents or their affiliates) for commercial paper having the Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                             D X 360
       Money Market Yield =  ----------------------- X 100
                             360 - (D X M)



where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest period for which interest is being calculated.

     Federal Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120"), or, if such rate does not appear on Telerate page 120 or is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include one or more of the Agents or their affiliates) selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR. If an Interest Rate Basis for this Note is specified on the face hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

     (i) (a) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or (b) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Designated LIBOR Currency having the Index Maturity, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London office of each of four major reference banks (which may include the Agents or their affiliates) in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks which may include affiliates of the Agent in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR

Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated LIBOR Currency" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof, United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

     Prime Rate. If an Interest Rate Basis for this Note is specified on the face hereto as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the caption "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Screen US PRIME 1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates or base lending quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (which may include the Agents or their affiliates); provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" Page (or such other page as may replace the US PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     Treasury Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57") or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as hereinafter defined) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction rate of such Treasury Bills (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity are not so published by 3:00 P.M., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate will be the rate (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:


                                         D - N
       Bond Equivalent Yield  =  ---------------------- - 100
                                      360 - (D - M)


where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, in each case as specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     The "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date.

     Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the Applicable Interest Rate Basis specified on the face hereof applied.

     All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all amounts used in or resulting from such calculation on this Note shall be rounded, in the case of United States dollars, to the nearest cent or, in the case of a Specified Currency other than United States dollars, to the nearest unit (with one-half cent or unit being rounded upwards).

     If an Event of Default shall occur and be continuing, the principal of the Notes may, and in certain cases shall, be accelerated in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities at any time by the Issuer and the Trustee with the consent of the Holders of not less than 66-2/3% of the aggregate principal amount of all Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, on behalf of the Holders of all such Securities, to waive compliance by the Issuer with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Issuer upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -  as tenants in common                        UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT   -  as tenants by the entireties                                    (Cust)         (Minor)
JT TEN    -  as joint tenants with right of                           under Uniform Gifts to Minors
             survivorship and not as tenants                               Act_____________________
             in common                                                                      (State)

     Additional abbreviations may also be used though not in the above list.

                       ----------------------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
             OTHER
IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------
|                             |
|                             |
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

--------------------------------------------------------------------------------
this Note and all rights thereunder hereby irrevocably constituting and appointing
                                                                       Attorney
-----------------------------------------------------------------------
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:
       -----------------------         ----------------------------------------

                                       ----------------------------------------
                                        Notice: The signature(s) on this
                                        Assignment must correspond with the
                                        name(s) as written upon the face of this
                                        Note in every particular, without
                                        alteration or enlargement or any change
                                        whatsoever.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at___________
________________________________________________________________________________
________________________________________________________________________________
     (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at ________________________________________________ not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or other integral multiple of an Authorized Denomination) (provided that any remaining principal amount shall be at least U.S.$1,000 or the minimum Authorized Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S.$1,000 or the minimum Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:  $
                --------------         ----------------------------------------
Date:                                  Notice: The signature(s) on this Option
       -----------------------         to Elect Repayment must correspond with
                                       the name(s) as written upon the face of
                                       this Note in every particular, without
                                       alteration or enlargement or any change
                                       whatsoever.